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                                    EXHIBIT 1

                     ANNOUNCEMENT OF SCHEDULE FOR OFF-FLOOR
                      DISTRIBUTION OF SHARES OF THE COMPANY












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                              (English Translation)


                                                               September 6, 2004


To whom it may concern:



                             WACOAL CORP.
                             Yoshikata Tsukamoto, President and Director
                             (Code Number:  3591)
                             (Tokyo Stock Exchange, First Section)
                             (Osaka Securities Exchange, First Section)
                             Ikuo Otani, Corporate Officer, Director of Finance, Corporate Planning
                             (Telephone: 075-682-1027)


          Announcement of Schedule for Off-Floor Distribution of Shares
          -------------------------------------------------------------

     We hereby announce that an off-floor distribution of shares of the Company by a significant shareholder is scheduled as follows.




1.       Number of shares to be sold:    795,000 shares


2.       Scheduled sales period:         From September 8, 2004 (Wednesday) to September 14, 2004 (Tuesday)


3.       Sales price of the shares:      To be determined based on the closing price of the day immediately before the date of the off-floor distribution and other factors.


4.       Maximum number of shares to be subscribed:           Up to 5,000 shares per subscriber (sales unit
                                                              shall be 1,000 shares)


5.       Name of the Stock Exchange to implement the off-floor distribution:    Tokyo Stock Exchange


6.       Purpose of off-floor distribution: To improve distribution of the Company's shares.



     The off-floor distribution may be canceled or postponed if it becomes difficult to implement due to rapid fluctuations of the stock market during the scheduled sales period.




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